November 13, 2017

ELA PO #477

ELA Contract #56-17-04

Andy Ike
Envision Solar International, Inc.
5660 Eastgate Drive
San Diego, CA 92111

Andy.Ike@envisionsolar.com

Dear Andy:

Your company has been awarded **ELA Contract #56-17-04**. This letter will constitute a **Purchase Order** for five (5) EV ARCs at a per unit cost of $84,096.00, for a total cost of **$420,480.00** (as described more fully on Page 18 of your response) all in accordance with ELA Contract #56-17-04, which is incorporated by reference herein.

Price includes three (3) separate deliveries as more fully described on Page 18 of your response.

The Equipment Leasing Authority must be notified if final invoice will exceed this amount. Contact Kevin Forsythe, Fixed Assets Manager at (412-255-0805).

You may submit your invoice to the City of Pittsburgh, Equipment Leasing Authority, 414 Grant Street, Room 502, Pittsburgh, PA 15219 Attn: Kevin Forsythe, Fixed Assets Manager and reference **ELA Contract #56-17-04** and this **ELA PO #477**. Payment is contingent upon acceptance by the Equipment Leasing Authority of the City of Pittsburgh.

Sincerely,

Jennifer Presutti
Chair

cc: Guy Costa, Vice Chairman
William Urbanic, Treasurer
Bruce A. Kraus, Assistant Treasurer
Wendell Hissrich, Secretary
Kevin Forsythe, Fixed Assets Manager
Chuck O'Neill, Fleet Contract Manager
Erm Buccina, Fleet Contract Administrator
Ron Capezutto, First Vehicle Services